Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Marchex, Inc. (the “Company”) for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Edwin Miller, as Principal Executive Officer, and Brian Nagle, as Principal Financial Officer, of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 14, 2025	By:	/S/ EDWIN MILLER
	Name:	Edwin Miller
	Title:	Chief Executive Officer (Principal Executive Officer)

Dated: March 14, 2025	By:	/S/ BRIAN NAGLE
	Name:	Brian Nagle
	Title:	Principal Financial Officer